FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Sue Atkinson, 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com
PINNACLE FINANCIAL EXPANDS
PROFITABILITY IN SECOND QUARTER 2011
     NASHVILLE, Tenn., July 19, 2011 — Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported that its net income per fully diluted common share available to common stockholders was $0.14 for the quarter ended June 30, 2011, compared to net loss per fully diluted common share available to common stockholders of $0.85 for the quarter ended June 30, 2010, and net income per fully diluted common share available to common shareholders of $0.06 for the quarter ended March 31, 2011.
     Net income per fully diluted common share available to common stockholders was $0.20 for the six months ended June 30, 2011, compared to net loss per fully diluted common share available to common stockholders of $1.02 for the first six months of 2010.
     “We are pleased with another quarter of progress on our two primary priorities of expanding the core earnings capacity of the firm and aggressively dealing with credit issues,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “We intend to maintain continued and significant progress on key measures of credit quality and core earnings, which include capitalizing on the growth opportunities in the Nashville and Knoxville markets.”
Aggressively Dealing with Credit Issues
     During the second quarter, Pinnacle reduced classified assets by $49.1 million, a linked-quarter reduction of 15.4 percent and the fifth consecutive quarter of net reductions. Classified assets are composed primarily of nonperforming assets and potential problem loans. Classified assets are down 43.7 percent from their peak at the end of June 2010.

•	Nonperforming assets declined by $20.2 million, a linked-quarter reduction of 15.3 percent and the fourth consecutive quarterly reduction. Pinnacle resolved $38.7 million in nonperforming assets during the second quarter of 2011, compared to resolutions of $33.5 million during the first quarter of 2011.

•	Nonperforming loans declined by $16.6 million during the second quarter of 2011, a linked-quarter reduction of 21.8 percent and the fifth consecutive quarterly reduction. Nonperforming loans are down 49.5 percent from a year ago. Additionally, nonperforming loan inflows decreased from $25.4 million during the first quarter of 2011 to $18.4 million in the second quarter of 2011.

•	Potential problem loans also decreased from $170.6 million at March 31, 2011, to $148.5 million at June 30, 2011, a linked-quarter decrease of 13.0 percent and the fourth consecutive quarter of net reductions. Potential problem loans are down by 53.3 percent from their peak in June 2010.

•	Exposure to construction and land development loans declined from $411.5 million at June 30, 2010, to $282.1 million at June 30, 2011, a decrease of 31.4 percent. Construction and land development loans are down 6.2 percent from $300.7 million at March 31, 2011. Residential land development loans declined from $142.3 million at June 30, 2010, to $84.8 million at June 30, 2011. Residential land development loans were $97.5 million at March 31, 2011.
Expanding the Core Earnings Capacity of the Firm
•	Net interest margin increased to 3.55 percent for the quarter ended June 30, 2011, from 3.23 percent for the quarter ended June 30, 2010. Net interest margin for the quarter ended March 31, 2011, was 3.40 percent.

•	Average balances of noninterest bearing deposit accounts were $629 million in the second quarter of 2011, an increase of 5.8 percent over first quarter 2011 average balances of $595 million and an increase of 24.7 percent over the same quarter last year.

•	Loans at June 30, 2011, were $3.21 billion, a decrease of $10.3 million from $3.22 billion at March 31, 2011. Commercial and industrial loans combined with owner-occupied commercial real estate loans were $1.60 billion at June 30, 2011, an increase of $6.58 million from $1.59 billion at March 31, 2011, the third consecutive quarter of net growth.

•	Revenue for the quarter ended June 30, 2011, amounted to $47.60 million, compared to $44.34 million for the first quarter of 2011 and $46.27 million for the same quarter of last year, a linked-quarter increase of 7.1 percent.

•	Four years after expanding to the Knoxville market, Pinnacle’s operation in Knoxville reached over $500 million in loans at the end of the second quarter 2011.

•	Income before income taxes and TARP expenses increased from $3.50 million for the quarter ended March 31, 2011, to $6.66 million for the quarter ended June 30, 2011, a 90.3 percent increase.
     “Our second quarter net interest margin of 3.55 percent was achieved primarily by continued reductions in our funding costs as time deposits continue to reprice downward,” Turner said. “We are particularly pleased with the progress we made during the second quarter in resolution of troubled assets, which is also having a positive impact on our margin. As anticipated, we experienced continued reductions in troubled asset inflows and believe those trends will continue into the third quarter.”
     Turner also noted that the firm continues to explore the availability of the U.S. Treasury’s Small Business Lending Fund.
     “We continue to talk with our regulators about our potential participation in the SBLF,” Turner said. “Although the likelihood of participation is significantly diminished by recent guidance from the U.S. Treasury regarding SBLF eligibility for bank holding companies who, like us, are restricted in their ability to pay dividends without the prior approval of the Federal Reserve, we are encouraged by our second quarter results and remain hopeful that we can repay TARP with minimal dilution to our common shareholders regardless of SBLF participation.”
OTHER SECOND QUARTER 2011 HIGHLIGHTS:
•	Core Deposits
•	Core deposits amounted to $3.18 billion at June 30, 2011, an increase of 14.4 percent from the $2.78 billion at June 30, 2010. Core deposits at March 31, 2011, were $3.11 billion.

•	Operating results
•	Net income available to common stockholders for the second quarter of 2011 was $4.84 million, compared to the prior year‘s second quarter net loss available to common stockholders of $27.87 million. First quarter 2011 net income available to common stockholders totaled $2.01 million.

•	Net interest income for the second quarter of 2011 was $37.80 million, compared to $36.02 million for the first quarter of 2011 and $35.70 million for the same quarter last year.

•	Noninterest income for the quarter ending June 30, 2011, was $9.8 million (including $0.6 million of net securities gains), compared to $8.3 million (net of $0.2 million of net securities losses) in the prior quarter and $10.6 million (including $2.3 million of net securities gains) the same quarter last year. Excluding the impact of net securities gains, noninterest income was up 8.4 percent on a linked-quarter basis and 10.7 percent over the same quarter last year.

•	Wealth management revenues, which include investment services, trust and insurance, were $3.41 million during the second quarter of 2011, an increase of 14.7 percent over the same period last year.
     “In addition to our net interest margin increasing to 3.55 percent, our net interest income increased by approximately 4.93 percent from the first quarter results,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “Contributing to this increase were reduced funding costs and the continued reduction in nonperforming assets.”
     “We believe we will continue to have opportunities to expand margins in future quarters primarily by reducing the funding cost associated with the firm’s time deposit portfolio,” Carpenter said.
•	Capital
•	At June 30, 2011, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 7.7 percent, compared to 7.1 percent at June 30, 2010, and 7.4 percent at March 31, 2011. At June 30, 2011, Pinnacle’s total risk-based capital ratio was 15.5 percent, compared to 14.8 percent at June 30, 2010, and 15.2 percent at March 31, 2011.
•	Credit quality
•	Net charge-offs were $8.61 million for the quarter ended June 30, 2011, down from $33.46 million for the quarter ended June 30, 2010, and $9.73 million for the first quarter of 2011.

•	The allowance for loan losses represented 2.40 percent of total loans at June 30, 2011, compared to 2.46 percent at March 31, 2011, and 2.61 percent at June 30, 2010.

•	Nonperforming assets were 3.44 percent of total loans plus other real estate at June 30, 2011, compared to 4.04 percent at March 31, 2011, and 4.77 percent at June 30, 2010. The ratio of the allowance for loan losses to nonperforming loans increased to 128.9 percent at June 30, 2011, from 103.4 percent at March 31, 2011.

•	Past due loans over 30 days, excluding nonperforming loans, were 0.40 percent of total loans at June 30, 2011, compared to 0.36 percent at March 31, 2011, and 0.66 percent at June 30, 2010.
     The following is a summary of the activity in various nonperforming asset and restructured accruing loan categories for the quarter ended June 30, 2011:

		Payments,
	Balances	Sales and			Balances
(in thousands)	Mar. 31, 2011	Reductions	Foreclosures	Inflows	June 30, 2011
Restructured accruing loans:
Residential construction and development	$—	$—	$—	$—	$—
Commercial construction and development	—	—	—	—	—
Other	15,285	(3,402)	—	1,107	12,990

Totals	15,285	(3,402)	—	1,107	12,990

Nonperforming loans:
Residential construction and development	12,508	(1,578)	—	446	11,376
Commercial construction and development	24,391	(393)	(8,440)	4,718	20,276
Other	39,469	(21,511)	(3,166)	13,283	28,075

Totals	76,368	(23,482)	(11,606)	18,447	59,727

Other real estate:
Residential construction and development	18,611	(2,847)	—	—	15,764
Commercial construction and development	25,013	(6,116)	8,440	—	27,337
Other	12,376	(6,248)	3,166	—	9,294

Totals	56,000	(15,211)	11,606	—	52,395

Total nonperforming assets and restructured accruing loans	$147,653	$(42,095)	$—	$19,554	$125,112

•	Noninterest expense and taxes
•	Noninterest expense for the quarter ended June 30, 2011, was $34.36 million, compared to $36.49 million in the second quarter of 2010 and $34.70 million in the first quarter of 2011.

•	Compensation expense was $18.52 million during the second quarter of 2011, compared to $15.85 million during the second quarter of 2010 and $17.92 million during the first quarter of 2011.

•	Included in noninterest expense for the second quarter of 2011 was $3.83 million in other real estate expenses, compared to $7.41 million in the second quarter of 2010. First quarter 2011 other real estate expense was approximately $4.33 million.

•	Included in income tax expense for the second quarter of 2011 was $288,000 related to the resolution of a recently completed federal tax examination for fiscal years 2007-2009.
     Carpenter noted that compensation costs for the second quarter of 2011 increased by 3.35 percent over the first quarter of 2011, driven largely by increased incentive accruals pursuant to the firm’s annual cash incentive plan.
     “Given our performance so far this year on credit quality and earnings, the two primary influences on our annual cash incentive payments, we increased our incentive allocation to a potential full payout of our plan award to participating associates,” Carpenter said. “We expect compensation expense to level out for the remainder of the year except for modest increases related to several new relationship managers we are actively recruiting.”
     Excluding the impact of OREO expenses, the second quarter of 2011 noninterest expense was approximately $30.53 million, compared to $30.37 million in the first quarter of 2011 and $29.08 million in the second quarter of 2010. Included in the other real estate expense for the quarter was $1.6 million of additional write downs of existing balances based on updated appraisals. The firm also recorded $796,000 in losses related to the disposition of $15.2 million of other real estate properties. Carpenter noted that the firm anticipates foreclosures of approximately $20 million in the third quarter of 2011 but that final resolution of several larger properties will affect other real estate balances for the third quarter.

     “We made meaningful progress during the second quarter on our priorities of improving the core earnings capacity of the firm and aggressively dealing with credit issues, and we would expect continued progress on those priorities in the third quarter,” Carpenter said.
WEBCAST AND CONFERENCE CALL INFORMATION
     Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on Wednesday, July 20, 2011, to discuss second quarter 2011 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.
     For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.
     Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.
     The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $4.83 billion in assets at June 30, 2011. In 2007, Pinnacle launched an expansion into Knoxville, Tennessee. At June 30, 2011, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 31 offices in eight Middle Tennessee counties and three offices in Knoxville. The firm was also added to Standard & Poor’s SmallCap 600 index in 2009.
     Additional information concerning Pinnacle can be accessed at www.pnfp.com.
###
Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the reduction of Pinnacle Financial’s loan balances, and conversely, the inability of Pinnacle Financial to ultimately grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated deterioration or lack of sustained growth in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates; (ix) the results of regulatory examinations; (x) the development of any new market other than Nashville or Knoxville; (xi) a merger or acquisition; (xii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiii) the impact of governmental restrictions on entities participating in the Capital Purchase Program, of the U.S. Department of the Treasury (the “Treasury”); (xiv) further deterioration in the valuation of other real estate owned; (xv) inability to comply with regulatory capital requirements and to secure any required regulatory approvals for capital actions; (xvi) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; and (xvii) Pinnacle Financial recording a further valuation allowance related to its deferred tax asset. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2011 and most recent quarterly report on Form 10-Q filed with the Securities and Exchange commission on May 5, 2011. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED

	June 30, 2011	December 31, 2010

ASSETS
Cash and noninterest-bearing due from banks	$62,316,425	$40,154,247
Interest-bearing due from banks	147,703,476	140,647,481
Federal funds sold and other	6,231,745	7,284,685
Short-term discount notes	—	499,768

Cash and cash equivalents	216,251,646	188,586,181

Securities available-for-sale, at fair value	922,780,234	1,014,316,831
Securities held-to-maturity (fair value of $2,791,215 and $4,411,856 at June 30, 2011 and December 31, 2010, respectively)	2,727,272	4,320,486
Mortgage loans held-for-sale	14,161,572	16,206,034

Loans	3,207,104,232	3,212,440,190
Less allowance for loan losses	(76,970,502)	(82,575,235)

Loans, net	3,130,133,730	3,129,864,955

Premises and equipment, net	79,999,621	82,374,228
Other investments	42,757,144	42,282,255
Accrued interest receivable	15,723,962	16,364,573
Goodwill	244,083,193	244,090,311
Core deposit and other intangible assets	9,273,297	10,705,105
Other real estate owned	52,395,174	59,608,224
Other assets	101,045,934	100,284,697

Total assets	$4,831,332,779	$4,909,003,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$662,017,752	$586,516,637
Interest-bearing	572,465,335	573,670,188
Savings and money market accounts	1,634,633,008	1,596,306,386
Time	892,403,408	1,076,564,179

Total deposits	3,761,519,503	3,833,057,390
Securities sold under agreements to repurchase	124,513,664	146,294,379
Federal Home Loan Bank advances	111,190,714	121,393,026
Subordinated debt	97,476,000	97,476,000
Accrued interest payable	3,031,394	5,197,925
Other liabilities	34,373,482	28,127,875

Total liabilities	4,132,104,757	4,231,546,595

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 95,000 shares issued and outstanding at June 30, 2011 and December 31, 2010	91,422,313	90,788,682
Common stock, par value $1.00; 90,000,000 shares authorized; 34,136,163 issued and outstanding at June 30, 2011 and 33,870,380 issued and outstanding at December 31, 2010	34,136,163	33,870,380
Common stock warrants	3,348,402	3,348,402
Additional paid-in capital	533,557,342	530,829,019
Retained earnings	19,864,142	12,996,202
Accumulated other comprehensive income, net of taxes	16,899,660	5,624,600

Stockholders’ equity	699,228,022	677,457,285

Total liabilities and stockholders’ equity	$4,831,332,779	$4,909,003,880

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010

Interest income:
Loans, including fees	$38,905,155	$40,323,693	$77,258,636	$81,398,800
Securities:
Taxable	6,479,280	8,058,265	12,840,179	17,145,853
Tax-exempt	1,837,811	1,985,946	3,773,699	4,036,199
Federal funds sold and other	566,874	560,611	1,140,880	1,037,753

Total interest income	47,789,120	50,928,515	95,013,394	103,618,605

Interest expense:
Deposits	8,306,751	12,925,139	17,730,992	26,388,954
Securities sold under agreements to repurchase	345,444	364,648	727,013	916,961
Federal Home Loan Bank advances and other borrowings	1,341,546	1,941,437	2,739,377	4,055,492

Total interest expense	9,993,741	15,231,224	21,197,382	31,361,407

Net interest income	37,795,379	35,697,291	73,816,012	72,257,198
Provision for loan losses	6,587,189	30,508,685	12,726,327	43,734,605

Net interest income after provision for loan losses	31,208,190	5,188,606	61,089,685	28,522,593

Noninterest income:
Service charges on deposit accounts	2,330,206	2,429,200	4,591,663	4,794,511
Investment services	1,637,426	1,315,263	3,145,512	2,551,646
Insurance sales commissions	1,004,246	904,359	2,053,478	2,003,378
Gain on loans sold, net	789,258	908,611	1,398,635	1,423,809
Net gain on sale of investment securities	610,302	2,259,124	451,199	2,623,674
Trust fees	769,935	754,515	1,499,923	1,651,088
Other noninterest income	2,668,041	1,998,082	4,993,061	4,006,694

Total noninterest income	9,809,414	10,569,154	18,133,471	19,054,800

Noninterest expense:
Salaries and employee benefits	18,523,531	15,847,121	36,447,153	32,851,647
Equipment and occupancy	5,060,014	5,492,406	10,066,724	10,858,593
Other real estate owned	3,825,608	7,411,206	8,159,726	12,813,359
Marketing and other business development	766,422	793,696	1,520,173	1,547,614
Postage and supplies	545,097	700,505	1,034,974	1,434,044
Amortization of intangibles	715,905	746,001	1,431,809	1,492,002
Other noninterest expense	4,920,766	5,500,424	10,397,612	11,660,655

Total noninterest expense	34,357,343	36,491,359	69,058,171	72,657,914

Income (loss) before income taxes	6,660,261	(20,733,599)	10,164,985	(25,080,521)
Income tax expense	288,414	5,630,431	288,414	5,106,734

Net Income (loss)	6,371,847	(26,364,030)	9,876,571	(30,187,255)
Preferred dividends	1,200,694	1,200,694	2,388,194	2,388,194
Accretion on preferred stock discount	327,657	306,466	633,631	664,459

Net income (loss) available to common stockholders	$4,843,496	$(27,871,190)	$6,854,746	$(33,239,908)

Per share information:
Basic net income (loss) per common share available to common stockholders	$0.14	($0.85)	$0.21	($1.02)

Diluted net income (loss) per common share available to common stockholders	$0.14	($0.85)	$0.20	($1.02)

Weighted average shares outstanding:
Basic	33,454,229	32,675,221	33,410,385	32,616,943
Diluted	34,095,636	32,675,221	34,054,746	32,616,943
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

		Three months ended		Three months ended
(dollars in thousands)		June 30, 2011		June 30, 2010
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields

Interest-earning assets:
Loans (1)	$3,211,591	$38,905	4.87%	$3,418,928	$40,324	4.74%
Securities:
Taxable	779,882	6,479	3.33%	760,338	8,058	4.25%
Tax-exempt (2)	192,868	1,838	5.04%	202,063	1,986	5.20%
Federal funds sold and other	163,211	567	1.50%	146,142	561	1.65%

Total interest-earning assets	4,347,552	$47,789	4.47%	4,527,471	$50,929	4.58%

Nonearning assets
Intangible assets	253,803			256,753
Other nonearning assets	225,376			212,224

Total assets	$4,826,731			$4,996,448

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$592,374	$989	0.67%	$531,157	$901	0.68%
Savings and money market	1,597,216	3,789	0.95%	1,286,115	4,538	1.42%
Time	904,094	3,529	1.57%	1,495,347	7,486	2.01%

Total interest-bearing deposits	3,093,684	8,307	1.08%	3,312,619	12,925	1.57%
Securities sold under agreements to repurchase	175,705	345	0.79%	210,798	365	0.69%
Federal Home Loan Bank advances and
other borrowings	114,072	679	2.42%	147,491	1,059	2.88%
Subordinated debt	97,476	663	2.73%	97,476	882	3.63%

Total interest-bearing liabilities	3,480,937	9,994	1.15%	3,768,384	15,231	1.62%
Noninterest-bearing deposits	628,929	—	—	504,354	—	—

Total deposits and interest-bearing liabilities	4,109,866	$9,994	0.98%	4,272,738	$15,231	1.43%

Other liabilities	25,845			19,524
Stockholders’ equity	691,020			704,186

Total liabilities and stockholders’ equity	$4,826,731			$4,996,448

Net interest income		$37,795			$35,697

Net interest spread (3)			3.32%			2.96%
Net interest margin (4)			3.55%			3.23%

(1)	Average balances of nonperforming loans are included in the above amounts.

(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended June 30, 2011 would have been 3.49% compared to a net interest spread of 3.15% for the quarter ended June 30, 2010.

(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

		Six months ended			Six months ended
(dollars in thousands)		June 30, 2011			June 30, 2010
	Average			Average
	Balances	Interest	Rates/ Yields	Balances	Interest	Rates/ Yields

Interest-earning assets:
Loans (1)	$3,201,381	$77,259	4.87%	$3,469,161	$81,399	4.74%
Securities:
Taxable	795,749	12,840	3.25%	792,192	17,146	4.36%
Tax-exempt (2)	195,694	3,774	5.13%	205,292	4,036	5.23%
Federal funds sold and other	174,498	1,141	1.42%	122,565	1,037	1.85%

Total interest-earning assets	4,367,322	$95,013	4.45%	4,589,210	$103,618	4.62%

Nonearning assets
Intangible assets	254,164			257,132
Other nonearning assets	226,131			212,914

Total assets	$4,847,617			$5,059,256

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$592,365	$1,944	0.66%	$503,640	$1,702	0.68%
Savings and money market	1,588,320	7,850	1.00%	1,268,909	8,837	1.40%
Time	954,646	7,937	1.68%	1,562,665	15,850	2.05%

Total interest-bearing deposits	3,135,331	17,731	1.14%	3,335,214	26,389	1.60%
Securities sold under agreements to repurchase	180,561	727	0.81%	242,530	917	0.76%
Federal Home Loan Bank advances and
other borrowings	113,889	1,420	2.52%	163,298	2,326	2.87%
Subordinated debt	97,476	1,319	2.73%	97,476	1,729	3.58%

Total interest-bearing liabilities	3,527,257	21,197	1.21%	3,838,518	31,361	1.65%
Noninterest-bearing deposits	611,885	—	—	500,006	—	—

Total deposits and interest-bearing liabilities	4,139,142	$21,197	1.03%	4,338,524	$31,361	1.46%

Other liabilities	21,620			15,055
Stockholders’ equity	686,855			705,677

	$4,847,617			$5,059,256

Net interest income		$73,816			$72,257

Net interest spread (3)			3.24%			2.97%
Net interest margin (4)			3.47%			3.24%

(1)	Average balances of nonperforming loans are included in the above amounts.

(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.

(3)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the six months ended June 30, 2011 would have been 3.42% compared to a net interest spread of 3.16% for the six months ended June 30, 2010.

(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	June	March	December	September	June	March
(dollars in thousands)	2011	2011	2010	2010	2010	2010

Balance sheet data, at quarter end:
Commercial real estate — mortgage loans	$1,091,283	1,102,533	1,094,615	1,103,261	1,125,823	1,144,246
Consumer real estate — mortgage loans	708,280	698,693	705,487	720,140	709,121	730,247
Construction and land development loans	282,064	300,697	331,261	359,729	411,455	486,296
Commercial and industrial loans	1,058,263	1,047,754	1,012,091	995,743	1,009,991	1,031,512
Consumer and other	67,214	67,753	68,986	73,052	77,510	87,235
Total loans	3,207,104	3,217,430	3,212,440	3,251,923	3,333,900	3,479,536
Allowance for loan losses	(76,971)	(78,988)	(82,575)	(84,550)	(87,107)	(90,062)
Securities	925,508	984,200	1,018,637	968,532	907,296	989,325
Total assets	4,831,333	4,820,991	4,909,004	4,961,603	4,958,478	5,021,689
Noninterest-bearing deposits	662,018	608,428	586,517	581,181	529,867	522,928
Total deposits	3,761,520	3,731,883	3,833,057	3,825,634	3,853,400	3,836,362
Securities sold under agreements to repurchase	124,514	165,132	146,294	191,392	159,490	200,489
FHLB advances and other borrowings	111,191	111,351	121,393	121,435	131,477	157,319
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	699,228	681,226	677,457	686,529	681,915	700,261

Balance sheet data, quarterly averages:
Total loans	$3,211,591	3,191,076	3,217,738	3,295,531	3,418,928	3,520,012
Securities	972,750	1,010,344	993,236	954,869	962,401	1,032,957
Total earning assets	4,347,552	4,387,331	4,441,672	4,519,956	4,527,471	4,651,695
Total assets	4,826,731	4,868,745	4,937,181	5,001,373	4,996,448	5,122,773
Noninterest-bearing deposits	628,929	594,651	575,606	534,171	504,354	495,610
Total deposits	3,722,613	3,772,092	3,814,572	3,859,124	3,816,973	3,853,671
Securities sold under agreements to repurchase	175,705	185,471	194,283	210,037	210,798	274,614
FHLB advances and other borrowings	114,072	113,705	121,414	126,130	147,491	179,280
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	691,020	682,638	689,976	686,898	704,186	707,210

Statement of operations data, for the three months ended:
Interest income	$47,789	47,224	49,079	50,650	50,929	52,690
Interest expense	9,994	11,204	13,023	14,590	15,231	16,130

Net interest income	37,795	36,020	36,056	36,060	35,697	36,560
Provision for loan losses	6,587	6,139	5,172	4,789	30,509	13,226

Net interest income after provision for loan losses	31,208	29,881	30,884	31,271	5,189	23,334
Noninterest income	9,809	8,324	8,666	8,594	10,569	8,486
Noninterest expense	34,357	34,701	36,452	37,774	36,491	36,167

Income (loss) before taxes	6,660	3,504	3,098	2,091	(20,734)	(4,347)
Income tax expense (benefit)	288	—	(697)	—	5,630	(525)
Preferred dividends and accretion	1,529	1,492	1,547	1,542	1,507	1,545

Net income (loss) available to common stockholders	$4,843	2,011	2,248	549	(27,871)	(5,368)

Profitability and other ratios:
Return on avg. assets (1)	0.40%	0.17%	0.18%	0.04%	(2.24%)	(0.42%)
Return on avg. equity (1)	2.81%	1.19%	1.29%	0.32%	(15.88%)	(3.08%)
Net interest margin (1) (2)	3.55%	3.40%	3.29%	3.23%	3.23%	3.25%
Noninterest income to total revenue (3)	20.61%	18.77%	19.38%	19.25%	22.84%	18.84%
Noninterest income to avg. assets (1)	0.82%	0.69%	0.70%	0.68%	0.85%	0.67%
Noninterest exp. to avg. assets (1)	2.86%	2.89%	2.93%	3.00%	2.93%	2.86%
Efficiency ratio (4)	72.17%	78.25%	81.51%	84.59%	78.87%	80.29%
Avg. loans to average deposits	86.27%	84.60%	84.35%	85.40%	89.57%	91.34%
Securities to total assets	19.16%	20.41%	20.75%	19.52%	18.30%	19.70%
Average interest-earning assets to average interest-bearing liabilities	124.90%	122.75%	121.62%	120.26%	120.14%	118.99%
Brokered time deposits to total deposits (16)	0.00%	0.00%	0.03%	1.80%	3.70%	5.40%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	June	March	December	September	June	March
(dollars in thousands)	2011	2011	2010	2010	2010	2010

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$59,727	76,368	80,863	103,127	118,331	131,381
Other real estate (ORE)	52,395	56,000	59,608	48,710	42,616	24,704

Total nonperforming assets	$112,122	132,368	140,471	151,837	160,947	156,085

Past due loans over 90 days and still accruing interest	$481	1,151	138	3,639	3,116	395
Restructured accruing loans (5)	12,990	15,285	20,468	13,468	10,861	9,534

Net loan charge-offs	$8,605	9,726	7,146	7,346	33,463	15,123
Allowance for loan losses to nonaccrual loans	128.9%	103.4%	102.1%	82.0%	73.6%	68.5%
As a percentage of total loans:
Past due accruing loans over 30 days	0.40%	0.36%	0.30%	0.67%	0.66%	1.54%
Potential problem loans (6)	4.62%	5.31%	6.95%	8.23%	9.30%	8.63%
Allowance for loan losses	2.40%	2.46%	2.57%	2.60%	2.61%	2.59%
Nonperforming assets to total loans and ORE	3.44%	4.04%	4.29%	4.60%	4.77%	4.45%
Nonperforming assets to total assets	2.32%	2.75%	2.86%	3.06%	3.25%	3.11%
Annualized net loan charge-offs year-to-date to avg. loans (7)	1.14%	1.22%	1.96%	2.26%	2.84%	1.74%
Avg. commercial loan internal risk ratings (6)	4.8	4.8	4.8	4.9	4.9	4.9

Interest rates and yields:
Loans	4.87%	4.88%	4.99%	4.96%	4.74%	4.74%
Securities	3.67%	3.58%	3.48%	3.97%	4.45%	4.63%
Total earning assets	4.47%	4.43%	4.45%	4.51%	4.58%	4.66%
Total deposits, including non-interest bearing	0.90%	1.01%	1.16%	1.27%	1.36%	1.42%
Securities sold under agreements to repurchase	0.79%	0.83%	0.81%	0.82%	0.69%	0.82%
FHLB advances and other borrowings	2.42%	2.65%	2.60%	2.90%	2.88%	2.87%
Subordinated debt	2.73%	2.73%	2.72%	3.78%	3.63%	3.52%
Total deposits and interest-bearing liabilities	0.98%	1.09%	1.22%	1.35%	1.43%	1.49%

Capital ratios (8):
Stockholders’ equity to total assets	14.5%	14.1%	13.8%	13.8%	13.8%	13.9%
Leverage	11.2%	11.0%	10.7%	10.5%	10.4%	10.6%
Tier one risk-based	13.9%	13.6%	13.8%	13.5%	13.1%	13.4%
Total risk-based	15.5%	15.2%	15.4%	15.1%	14.8%	15.0%
Tangible common equity to tangible assets	7.7%	7.4%	7.1%	7.2%	7.1%	7.4%
Tangible common equity to risk weighted assets	9.6%	9.1%	9.1%	9.3%	9.0%	9.1%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	June	March	December	September	June	March
(dollars in thousands, except per share data)	2011	2011	2010	2010	2010	2010

Per share data:
Earnings (loss) — basic	$0.14	0.06	0.07	0.02	(0.85)	(0.16)
Earnings (loss) — diluted	$0.14	0.06	0.07	0.02	(0.85)	(0.16)
Book value per common share at quarter end (9)	$17.71	17.19	17.22	17.61	17.61	18.20
Tangible common equity per common share	$10.38	9.85	9.80	10.12	10.04	10.60

Weighted avg. common shares — basic	33,454,229	33,366,053	33,062,533	32,857,428	32,675,221	32,558,016
Weighted avg. common shares — diluted	34,095,636	34,013,810	33,670,890	33,576,963	32,675,221	32,558,016
Common shares outstanding	34,136,163	34,132,256	33,870,380	33,660,462	33,421,741	33,351,118

Investor information:
Closing sales price	$15.56	16.54	13.58	9.19	12.85	15.11
High closing sales price during quarter	$16.82	16.60	13.74	14.33	18.93	16.88
Low closing sales price during quarter	$14.15	13.55	9.27	8.51	11.81	13.10

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$68,506	70,981	143,793	137,094	92,144	72,196
Gross fees (10)	$1,380	1,129	2,610	2,503	1,669	1,157
Gross fees as a percentage of mortgage loans originated	2.01%	1.59%	1.81%	1.83%	1.81%	1.60%
Gains (losses) on sales of investment securities, net	$610	(159)	—	—	2,259	365
Brokerage account assets, at quarter-end (11)	$1,101,000	1,110,000	1,038,000	966,000	921,000	974,000
Trust account assets, at quarter-end	$663,304	730,000	693,000	647,000	627,000	648,000
Floating rate loans as a percentage of total loans (12)	34.7%	35.4%	36.9%	37.9%	37.8%	38.9%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$50,797	60,784	55,632	57,964	66,503	78,529
Core deposits (13)	$3,182,920	3,109,972	3,117,969	2,925,673	2,781,748	2,676,016
Core deposits to total funding (13)	77.7%	75.7%	74.3%	69.0%	65.2%	62.4%
Risk-weighted assets	$3,693,390	3,711,179	3,639,095	3,679,436	3,748,498	3,878,884
Total assets per full-time equivalent employee	$6,538	6,373	6,384	6,349	6,229	6,389
Annualized revenues per full-time equivalent employee	$261.3	237.7	230.4	235.0	233.1	232.4
Number of employees (full-time equivalent)	739.0	756.5	769.0	781.0	796.0	786.0
Associate retention rate (14)	89.6%	92.4%	93.5%	95.2%	97.3%	96.6%

Selected economic information (in thousands) (15):
Nashville MSA nonfarm employment	743.8	735.5	748.1	741.3	728.8	723.7
Knoxville MSA nonfarm employment	328.8	325.2	326.6	326.7	321.7	317.8
Nashville MSA unemployment	8.5%	8.3%	8.1%	8.4%	9.0%	9.5%
Knoxville MSA unemployment	7.7%	7.5%	7.3%	7.8%	8.1%	8.8%
Nashville residential median home price	$167.1	166.8	171.0	178.0	171.3	159.4
Nashville inventory of residential homes for sale	14.0	13.0	13.3	14.9	14.9	14.1
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

	June	March	December	September	June	March
(dollars in thousands, except per share data)	2011	2011	2010	2010	2010	2010

Reconciliation of certain financial measures:
Tangible assets:
Total assets	$4,831,333	$4,820,991	$4,909,004	$4,961,603	$4,958,478	$5,021,689
Less: Goodwill	(244,083)	(244,083)	(244,090)	(244,097)	(244,097)	(244,105)
Core deposit and other intangibles	(9,273)	(9,989)	(10,705)	(11,450)	(12,194)	(12,940)

Net tangible assets	$4,577,976	$4,566,919	$4,654,208	$4,706,056	$4,702,187	$4,764,644

Tangible equity:
Total stockholders’ equity	$699,228	$681,226	$677,457	$686,529	$681,915	$700,261
Less: Goodwill	(244,083)	(244,083)	(244,090)	(244,097)	(244,097)	(244,105)
Core deposit and other intangibles	(9,273)	(9,989)	(10,705)	(11,450)	(12,194)	(12,940)

Net tangible equity	445,872	427,154	422,662	430,982	425,624	443,216
Less: Preferred stock	(91,422)	(91,094)	(90,789)	(90,455)	(90,127)	(89,821)

Net tangible common equity	$354,449	$336,060	$331,873	$340,527	$335,497	$353,395

Ratio of tangible common equity to tangible assets	7.74%	7.36%	7.13%	7.24%	7.13%	7.42%

Tangible common equity per common share	$10.38	$9.85	$9.80	$10.12	$10.04	$10.60

Return on tangible equity (1)	4.36%	1.91%	2.11%	0.51%	-26.27%	-4.91%

Return on tangible common equity (1)	5.48%	2.43%	2.69%	0.64%	-33.32%	-6.16%

	For the three months ended
	June	March	December	September	June	March
(dollars in thousands)	2011	2011	2010	2010	2010	2010

Sum of Net interest income and Noninterest income	$47,605	$44,344	$44,722	$44,653	$46,266	$45,046

Noninterest expense	$34,357	$34,701	$36,452	$37,774	$36,491	$36,167
Other real estate owned expense	3,826	4,334	7,874	8,522	7,411	5,402

Noninterest expense excluding the impact of other real estate owned expense	$30,532	$30,367	$28,578	$29,252	$29,080	$30,765

Efficiency Ratio	72.2%	78.3%	81.5%	84.6%	78.9%	80.3%

Efficiency Ratio excluding the impact of other real estate owned expense	64.1%	68.5%	63.9%	65.5%	62.9%	68.3%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA — UNAUDITED

1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.	Restructured Accruing Loans include loans where the company, as a result of the borrower’s financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a period of time, extending the maturity of the loan, etc.). These loans continue to accrue interest at the contractual rate and are considered to be troubled debt restructurings.

6.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.

7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

8.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets — End of period total stockholders’ equity as a percentage of end of period assets.

Leverage — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based — Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based — Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.

10.	Amounts are included in the statement of operations in “Gains on the sale of loans and loan participations sold”, net of commissions paid on such amounts.

11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

12.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.

13.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

14.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

15.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.

16.	Brokered deposits do not include reciprocal balances under the Certificate of Deposit Account Registry Service (CDARS).